UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-12
MYLAN INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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   1500 Corporate Drive
   Canonsburg, PA 15317 USA
   Phone    724.514.1800
   Fax        724.514.1870
   Web       www.mylan.com
Your Vote is Important!
April 28, 2010

Dear Shareholder:
We recently mailed proxy materials to all shareholders of record for the Annual Meeting of Mylan Inc. which will be held on Friday, May 14, 2010, at the Intercontinental — Mark Hopkins Hotel in San Francisco. To date, your broker’s records indicate that they have not received your proxy vote. We encourage you to vote, as every vote is important, regardless of how many shares you own.
Since the Annual Meeting is only a short time away, we have provided a duplicate proxy card and return envelope. You may choose to vote by mail, by telephone or via the Internet. The instructions are contained in the enclosed materials. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.
If you already have voted, we thank you for your response and your continued support of Mylan Inc.
Thank you for your consideration of this matter.
Sincerely,

Joseph F. Haggerty
Corporate Secretary